EXHIBIT 3.2
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                                 CERTIFICATE OF
                                    AMENDMENT
                           (PURSUANT TO NRS 78.385 AND
                                     78.390)
[GRAPHIC  OMITTED]


DEAN  HELLER
Secretary  of  State

101  North  Carson  Street,  Suite  3
Carson  City,  Nevada  89701-4786
(775)  684-5708
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     IMPORTANT:  READ  ATTACHED  INSTRUCTIONS  BEFORE  COMPLETING  FORM.

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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              REMIT IN DUPLICATE -


1.     Name  of  corporation:          EssTec,  Inc.
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2. The articles have been amended as follows (provide article numbers, if available):

THIRD:     The  total  number  of  shares which the Corporation is authorized to
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issue  is  Fifty Million (50,000,000) shares of common stock with a par value of
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$.001 and Five Million (5,000,000) shares of preferred stock with a par value of
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$.001.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporate have voted in favor of the amendment is: 2,504,228 shares of
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common  stock  and  no  preferred  stock  issued.*
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4.     Signatures  (Required):


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Tariq  Khan,  President                         Abdul  Latif  Saquib,  Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise, required, of the holder of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                  Nevada Secretary of State Form 78.385 PROFIT AMENDMENT 1999.01
                                                            Revised on: 03/07/00